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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of ViaSat, Inc. of our report dated May 10, 2004 relating to the financial statements and financial statement schedule, which appears in ViaSat, Inc.'s Annual Report on Form 10-K for the year ended April 2, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
-------------------------------------
     PricewaterhouseCoopers LLP

San Diego, CA
June 29, 2004